Filed pursuant to Rule 433
Free Writing Prospectus
July 5, 2022
Registration No. 333-264468

SOCIAL MEDIA – US AUDIENCE – TWITTER

https://twitter.com/NYSE/status/1542598596905865216
We are so proud to have launched $FGLD, Franklin Responsibly Sourced Gold ETF. Learn more: https://www.franklintempleton.com/investments/options/exchange-traded-funds/products/31714/SINGLCLASS/franklin-responsibly-sourced-gold-etf/FGLD
VIDEO Transcript:
Live from the floor of the New York Stock Exchange, June 30th, 2022, please welcome Franklin Templeton in celebration of the launch of FGLD, Franklin Responsibly Sourced Gold ETF, for the stock exchange closing bell.

Important Information
Franklin Responsibly Sourced Gold ETF (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.

Filed pursuant to Rule 433
Free Writing Prospectus
July 5, 2022
Registration No. 333-264468

SOCIAL MEDIA – US AUDIENCE – DYNAMIC SIGNAL

Post title: Incredible experience at the NYSE!
Social copy: Action shot of an incredible experience at the NYSE! #FGLD

NYSE CLOSING BELL
JUNE 30, 2022
FGLD
LISTED
NYSE
FRANKLIN
TEMPLETON
FGLD
LISTED
NYSE
NEW YORK STOCK EXCHANGE

Important Information
Franklin Responsibly Sourced Gold ETF (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.